UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

NeuStar, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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December 14, 2016

Dear Valued Customer,

Today Neustar announced that we will become a private company, through an acquisition led by a private investment group of Golden Gate Capital (GGC) and GIC.

When we announced in June our intent to separate into two independent companies, our primary objective was to align the value of each business with its appropriate investors and to better align our resources to address your current and future needs.

With Golden Gate Capital (GGC) and GIC, we have found an investor group that recognizes the complementary nature of our assets and businesses. Most important, they share our vision and long-term strategic direction.

At a minimum, it’s business as usual for all our customers and partners. You will not experience any interruption to the delivery of the solutions and services you have come to expect.

Golden Gate Capital (GGC) and GIC are committed to continuing to invest and improve upon our industry-leading authoritative OneID identity system which connects people, places and things and powers our marketing, risk, security and communications solutions.

Moreover, we will benefit from Golden Gate Capital (GGC) and GIC’s long investment horizon and deep expertise in the information services, technology and software sectors. This will help us strengthen our competitive advantages and enable us to bring you additional innovative, market-leading solutions, solving your greatest problems.

The transaction, which is expected to close no later than the third calendar quarter of 2017, is subject to approval by Neustar shareholders, regulatory approvals and other customary closing conditions.

Should you have any questions please contact your account executive or call 1-844-677-2878.

We greatly value your business and look forward to our continued successful partnership.

Nick Hulse

Neustar Chief Revenue Officer

Neustar, Inc. / 21575 Ridgetop Circle, Sterling, VA 20166 USA / tel: +1.571.434.5400 / www.neustar.biz

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Neustar will file a proxy statement with the SEC. Additionally, Neustar will file other relevant materials in connection with the proposed acquisition of Neustar by Golden Gate Capital. The materials to be filed by Neustar with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Neustar on Neustar’s website at https://www.neustar.biz or by contacting Neustar investor relations at InvestorRelations@neustar.biz. INVESTORS AND SECURITY HOLDERS OF NEUSTAR ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Neustar and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of Neustar stockholders in connection with the proposed transaction. Information concerning the interests of Neustar’s participants in the solicitation, which may, in some cases, be different than those of Neustar’s stockholders generally, is set forth in the materials filed by Neustar with the SEC, including in Neustar’s definitive proxy statement filed with the SEC on April 29, 2016, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.